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                                                                   EXHIBIT 10.15



                        AGREEMENT FOR FINANCIAL SERVICES


This Agreement for Financial Services (the "Agreement") is entered into and effective this first day of July, 1997, (The Effective Date"), by and between CRESCENT OPERATING, INC. (referred to as the "Client"), and PETROLEUM FINANCIAL, INC., a Texas corporation ("Consultant").

In consideration of the mutual promises herein contained, the parties hereby agree as follows:

      1. Engagement. As of the Effective Date, the Client hereby engages Consultant, and Consultant hereby accepts such engagement, to render to the Client financial services as listed on Exhibit "A" upon the terms and subject to the conditions set forth herein.

      2. Services. Consultant agrees to provide the services described on Exhibit "A" pursuant to this Agreement, in accordance with industry standards. Consultant shall, through its officers, employees and representatives make itself available to consult with the Client and the department heads of the administrative staff of Client at reasonable times, concerning matters pertaining to the rendering of the services described on Exhibit "A". Consultant shall devote such time to the performance of the services described on Exhibit "A" as is reasonably necessary for the satisfactory performance thereof.

      3. Term. The initial term of this Agreement (the "Initial Term") shall commence on the Effective Date and shall continue thirty six months from the Effective date. However, this Agreement may be terminated by either party at any time with 90 day written notice after nine months from the Effective Date.

      4. Compensation. As compensation for Consultant's agreement to enter into this Agreement and in consideration of the services to be performed by Consultant under this Agreement, the Client shall pay Consultant a monthly fee as set forth on Exhibit "B" for the term of this Agreement. Client shall also pay any reasonable and necessary out-of-pocket costs such as bank charges, check printing charges, mailing costs, etc.

      5. Indemnification. Client hereby covenants and agrees to and does hereby indemnify, defend, protect, save and hold harmless the Indemnitee(s) (as such term is hereinafter defined) from and against any and all Claims (as such term is hereinafter defined) asserted against the Indemnitee(s) (or any Indemnitee) arising out of this Agreement or on account of the services rendered to the respective Client regarding its interest only pursuant to this Agreement, including without limitation any negligent acts or negligent omissions of the Indemnitees (or any Indemnitee), or other alleged or adjudicated wrongful act or omission, default or breach of whatever kind or nature, whatsoever arising; provided, however, that the respective Client shall have no obligation under this Section 5 if such Claims arise due to the gross negligence or willful misconduct of Consultant or its representatives in the performance of the services to be performed under this Agreement. As used herein, the term "Indemnitee" shall mean Consultant, any Affiliate of Consultant, and any officer, director, employee, agent, attorney, joint venturer, partner (limited or general), servant, representative, trustee, successor, assign or shareholder of Consultant. As used herein, the term "Claims" shall mean allegations, actions, claims, liabilities, demands, debts, actions, causes or action, suits, dues, reckonings, controversies, promises, rights of indemnity and contribution, and all attorneys' fees and costs of court related to or incurred in connection therewith, of any kind or character whatsoever, known or unknown, suspected or unsuspected, in contract or in tort or otherwise, at law or in equity, whether heretofore or hereafter existing or accruing. The provisions of this Section 5 shall survive one year from the termination of this Agreement. Anything to the contrary, notwithstanding an indemnification from a Client, shall be only with respect to that Client's interest and shall not be binding upon the

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SERVICE AGREEMENT BETWEEN PETROLEUM FINANCIAL & CRESCENT OPERATING, INC.



         other Client or Clients as the case may be. In other words, there is no joint and several indemnification by the Clients in favor of Consultant.

      6. Confidentiality. Consultant (including its Affiliates) shall keep confidential all material information of the Client and Crescent Real Estate Equity Ltd., its affiliate to which it has access for purposes of carrying out the provisions of this Agreement and, except as required by legal or regulatory requirements beyond the control of such party, shall not disclose any such information to unauthorized persons or utilize any such information except in the performance of its respective duties under this Agreement. The provisions of this
         Section 6 shall not apply to any information required to be disclosed by law, that is otherwise publicly available, or that is disclosed with the written consent of the owner thereof or required to be disclosed in the execution of the duties set forth on Exhibit. In the event that Consultant is requested to disclose any of Clients confidential information required by law, Consultant shall immediately notify Client in writing. The provisions of this Section 6 shall survive one year from any termination of this Agreement.

      7. Relationship. Consultant in furnishing services to the Client hereunder is providing such services only as an independent contractor. This Agreement does not create, and shall not be construed to create, any employer-employee, joint venture or partnership relationship between the parties hereto. No officer, employee, agent, servant or independent contractor of either party hereto or their respective Affiliates shall at any time be deemed to be an employee, servant, agent or contractor of any other party for any purpose whatsoever.

     8. Waiver. The failure of any party hereto to seek a redress for violation, or to insist upon the strict performance of any covenant, agreement, provision or condition of this Agreement, shall not constitute the waiver of the terms of such covenant, agreement, provision or condition at subsequent times or of the terms of any other covenant, agreement, provision or condition, and the parties hereto shall have all remedies provided herein with respect to any subsequent act which would have originally constituted the violation hereunder.

     9. Governing Law. THIS AGREEMENT, AND ALL QUESTIONS RELATING TO ITS VALIDITY, INTERPRETATION, PERFORMANCE AND ENFORCEMENT (INCLUDING, WITHOUT LIMITATION, PROVISIONS CONCERNING LIMITATIONS OF ACTION), SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF TEXAS, NOTWITHSTANDING ANY CONFLICT-OF-LAWS DOCTRINES OF SUCH STATE OR OTHER JURISDICTION TO THE CONTRARY.

     10. Notices. All notices, requests, demands and other communications required or permitted hereunder shall be in writing and shall be deemed to have been fully given, made and received only when personally delivered or delivered by Federal Express or other nationally recognized courier service, or three working days after having been deposited in the United States mail, certified mail, postage prepaid, return receipt requested, addressed as set forth below:





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SERVICE AGREEMENT BETWEEN PETROLEUM FINANCIAL & CRESCENT OPERATING, INC.



         If to Consultant:

                  Petroleum Financial, Inc.
                  Attn: Jeff Stevens
                  1025 Fort Worth Club Building
                  306 West Seventh Street
                  Fort Worth, TX  76102


         If to the Client:

                  Crescent Operating, Inc.
                  Attn:  Gerald W. Haddock
                  777 Main, Suite 2100
                  Fort Worth, TX  76102


Any party may change the address to which communications or copies are to be sent by giving notice of such change of address in conformity with the provisions of this Section 10 for the giving of notice.

     11. Entire Agreement. This Agreement contains the entire understanding among the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements and understandings, inducements or conditions, express or implied, oral or written, except as herein contained. The express terms hereof control and supersede any course of performance or usage of the trade inconsistent with any of the terms hereof. This Agreement may not be modified or amended other than by an agreement in writing by authorized representatives of the parties hereto.

     12. Headings. The headings in this Agreement are for convenience only and they form no part of this Agreement and shall not effect its interpretation.

     13. Multiple Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, and all such counterparts together shall constitute but one and the same instrument.

     14. Assignment. No party may or shall have the power to assign this Agreement or any right, interest or obligation hereunder, whether by operation of law or otherwise, without first obtaining the prior written consent of the other party.

     15. No Other Rights in Third Parties. This Agreement shall inure to the benefit of and bind the Client, Consultant, the Indemnitee (but only with respect to Section 5 hereof), successors and permitted assigns. Nothing expressed or referred to in this Agreement is intended or shall be construed to give any person other than the Client, Consultant, the Indemnitee, and their respective heirs, executors, administrators, successors or permitted assigns any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein, it being the intention that this Agreement shall be for the sole and exclusive benefit of such parties and such heirs, executors, administrators, successors and permitted assigns and not for the benefit of any other person. References in this Section 15 to "heirs, executors, administrators, successors and permitted assigns"
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SERVICE AGREEMENT BETWEEN PETROLEUM FINANCIAL & CRESCENT OPERATING, INC.


         shall not relieve the parties from the provisions of Section 5 hereof.

     16. Attorneys' Fees. The prevailing party in any dispute arising out of the interpretation, application or enforcement of any provision of this Agreement shall be entitled to recover all of its reasonable attorneys fees and costs whether suit be filed or not, including, but not limited to, costs and attorneys' fees related to or arising out of any trial or appellate proceedings. The provisions of this Section 16 shall survive one year from any termination of this Agreement.

     17. No Implied Covenants. Each party waives and relinquishes any right to assert, either as a claim or as a defense, that the other party is bound to perform or liable for the non-performance of any implied covenant or implied duty or implied obligation.

     18. Severability. Any provision of this Agreement which is unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability, without invalidating the remaining provisions hereof, which provisions shall be enforced to the maximum extent permitted by law and construed in a fashion to effectuate best the provisions hereof, and any such prohibition or unenforceability shall not invalidate or render unenforceable such provision in any other jurisdiction.

     19. References. The use of the words "hereof", "herein", "hereunder", and words of similar import shall refer to this entire Agreement, and not to any particular article, section, subsection, clause, sentence or paragraph of this Agreement, unless the context clearly indicates otherwise.

IN WITNESS WHEREOF, Consultant and the Client, by and through their respective authorized officers, have executed and delivered this Agreement on this 29th day of April, 1997, to be effective as of the Effective Date.





CLIENT:                           CONSULTANT:

CRESCENT OPERATING, INC.          PETROLEUM FINANCIAL, INC.





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SERVICE AGREEMENT BETWEEN PETROLEUM FINANCIAL & CRESCENT OPERATING, INC.


                                    EXHIBIT A
                                       to
          Financial Service Agreement between Crescent Operating, Inc.
                          and Petroleum Financial Inc.



Petroleum Financial Inc. will provide all accounting and financial services required by Crescent Operating, Inc. including but not limited to the following.

1. Reporting required pursuant to the Securities Exchange Act of 934 and The Securities Act of 1933, subject to review and assistance by outside counsel and public accounting firm, as deemed necessary.

2. Preparation of monthly financial statements on an accrual basis, and in accordance with generally accepted accounting practices.

3.       Processing all transactions effecting Crescent Operating, Inc.

4.       All Treasury functions.

5. Preparation of federal and state income tax and franchise tax returns, subject to review and assistance by public accounting firm, as deemed necessary.

6. Carrying out duties and responsibilities of the office of Chief Financial Officer, Treasurer and Secretary.

7. Preparation of all management reports and reports to the Board of Directors, including budget reports.

8. Monitoring all investment activities of Crescent Operating, Inc. and reporting all material issues to the President.

9.       Setting up and monitoring systems of internal control.

10. Coordinate and assist with the annual audit by outside public accounting firm.

11.      Administer employee benefit plans and insurance.

12.      Prepare press releases for review by management.

13. Handle all reporting and applications for listing on applicable stock exchanges.

14.      Coordinate all activities of Stock and Warrant Transfer Agent.




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SERVICE AGREEMENT BETWEEN PETROLEUM FINANCIAL & CRESCENT OPERATING, INC.


                                    EXHIBIT B
                                       to
          Financial Service Agreement between Crescent Operating, Inc.
                          and Petroleum Financial Inc




         Crescent Operating, Inc. will monthly reimburse Petroleum Financial Inc. all reasonable and customary cost related to the services provided herein plus 5%. Initially, Petroleum Financial Inc. will have two employees dedicated to Crescent Operating, Inc. Any additional employees will be subject to approval of the President and Chief Executive Officer. Such approval will not be unreasonably withheld. Jeffrey L. Stevens will provide services to Crescent Operating, Inc., on a priority basis, as required at a rate $150.00 per hour. All personnel involved with Crescent Operating, Inc. will keep detailed time sheets recording their activities and such time sheets will be provided with monthly billings and monthly billings will detail all cost being billed in a manner satisfactory to the President. It is further agreed that the parties will revisit this Exhibit B 120 days after the Effective Date and make whatever changes are mutually agreeable to the parties. Further, commencing six months from the Effective Date the Consultant will present the President and annual budget related to its activities.